SCHEDULE 14C

(RULE 14C-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

☐	Preliminary Information Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

Olympic Entertainment Group, Inc.

(Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No Fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-1 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

Olympic Entertainment Group, Inc.
5902 Bolsa Avenue, Suite 108

Huntington Beach, California 92649

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL

This Information Statement is being furnished to the stockholders of Olympic Entertainment Group, Inc., a Nevada corporation (the “Company”), to inform you that shareholders owning 1,800,000 shares of Series E Convertible Preferred Stock, representing ninety-five percent (95%) of the outstanding voting power of the Company, have taken the following action by written consent:

1.          To amend our Articles of Incorporation to

(i)                                effect a name change from “Olympic Entertainment Group, Inc.” to “Exam USA, Inc.”; and

(ii)                             to increase the number of shares of Common Stock the Company is authorized to issue to 100,000,000 shares (the “Amendment”); and

2.          To adopt an amendment to Section 2.01 of our Bylaws to clarify the procedure for changing the number of members on our Board of Directors.

This Information Statement is being sent in lieu of a special meeting of stockholders. The Company has adopted the Proposals by the written consent of stockholders holding, as to Proposals 1 and 2, a majority of the voting power of the Company, and, as to Proposal 3, in excess of two-thirds (2/3rds) of the voting power of the Company.

The Company’s Board of Directors unanimously approved and recommended, pursuant to a written consent dated July 6, 2004, that the Proposals be accepted. The Company’s stockholders holding (i) a majority of the voting power of the Company approved Proposals 1 and 2, and (ii) in excess of two-thirds (2/3rds) of the voting power of the Company approved Proposal 3, both pursuant to a written consent dated July 6, 2004. The proposed Amendment (Proposals 1 and 2) will become effective upon the filing of the Amendment with the Secretary of State of the State of Nevada. The Company anticipates that the filing of the Amendment will occur on or about August 9, 2004 (the “Effective Date”). The proposed amendment to our Bylaws also will become effective on August 9, 2004, which is the date that is 20 calendar days following the date this Information Statement is expected to be first mailed to our stockholders. If the Proposals were not adopted by written consent, it would have been required to be considered by the Company’s stockholders at a special or annual stockholders’ meeting convened for the specific purpose of approving the Proposals.

The elimination of the need for a special or annual meeting of stockholders to ratify or approve the Proposals is authorized by Section 78.320(2) of the Nevada Revised Statutes (the “NRS”) and Article 1, Section 12 of the Company’s Bylaws, which provides that the written consent of stockholders holding at least a majority of the voting power may be substituted for such a special or annual meeting. Pursuant to NRS Section 78.390(1)(b), a majority of the voting power is required in order to amend the Company’s Articles of Incorporation. In order to eliminate the costs and management time involved in holding a special or annual meeting and in order to effect or ratify the Proposals as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize the written consent of stockholders holding a majority of the voting power of the Company.

The holders of all 1,800,000 outstanding shares of our Series E Convertible Preferred Stock (the “Series E Preferred Stockholders”) gave their written consent to the Proposals described in this Information Statement on July 6, 2004.  The affirmative consent of the Series E Preferred Stockholders represents approval of the Proposals by the holders of an aggregate of 95% of the Company’s voting power. It is proposed that this Information Statement will be first sent to the stockholders on or about July 20, 2004. The record date established by the Company for purposes of determining the number of outstanding shares of common stock, Series D Preferred Stock and Series E Convertible Preferred Stock of the Company, and thus the voting power, is June 30, 2004 (the “Record Date”).

The Company is distributing this Information Statement to its stockholders in full satisfaction of any notice requirements it may have under the NRS. No additional action will be undertaken by the Company with respect to the receipt of the written consents, and no dissenters’ rights under the NRS are afforded to the Company’s stockholders as a result of the adoption of the Proposals.

OUTSTANDING VOTING STOCK OF THE COMPANY

As of the Record Date, there were 1,000,000 shares of common stock outstanding. Each share of common stock entitles the holder thereof to one vote on all matters submitted to stockholders.  In addition, as of the Record Date, there were 40,000 shares of Series D Preferred Stock and 1,800,000 shares of Series E Convertible Preferred Stock outstanding. The shares of Series D Preferred Stock are not entitled to vote on any matter submitted to stockholders. Each share of Series E Preferred Stock entitles the holder thereof to 10 votes on all matters submitted to stockholders.  All of the currently outstanding shares of Series E Convertible Preferred Stock have been voted in favor of the Proposals.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our Common Stock as of the Record Date, with respect to (i) each person known to the Company to be the beneficial owner of more than 5% of the Company’s Common Stock; (ii) each director of the Company; and (iii) all directors, executive officers and designated stockholders of the Company as a group. This information as to beneficial ownership was furnished to the Company by or on behalf of the persons named. Unless otherwise indicated, the business address of each person listed is 5902 Bolsa Avenue, Suite 108, Huntington Beach, California 92649

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Owner (1)	Percent of Class
Common Stock	Yoneji Hirabayashi	1,048,540 shares Director and CFO	5.4%
Common Stock	Shinichi Hirabayashi	2,097,090 shares Director and CEO	10.5%
Common Stock	Akinori Hirabayashi	2,621,360 shares Director and Vice President	13.1%
Common Stock	All directors and named executive officers as a group	5,766,990 shares	29.0%

Mr. Yoneji Hirabayashi is the father of Mr. Shinichi Hirabayashi and Mr. Akinori Hirabayashi. Beneficial ownership is determined in accordance with the rules of the Commission generally includes voting or investment power with respect to securities. In accordance with Commission rules, shares of Common Stock that may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of the Common Stock indicated as beneficially owned by them.

(1) Represents the number of shares of common stock that may be acquired upon the conversion of shares of the Company’s Series E Convertible Preferred Stock.  Each share of Series E Convertible Preferred Stock may be converted into 10 shares of the Company’s common stock.

Proposal 1

CHANGE OF THE COMPANY’S NAME

On July 6, 2004, our Board of Directors voted unanimously to authorize and recommend that our stockholders approve a proposal to amend the Company’s Articles of Incorporation to effect a change in the Company’s name to EXAM USA, Inc. On July 6, 2004, stockholders holding a majority of our issued and outstanding voting capital stock approved by written consent the name change by adopting the amendment to the Articles of Incorporation.

Reasons for Name Change

Our board of directors and stockholders holding a majority of the voting power of the Company believe that changing our corporate name is in the best interests of the Company and our stockholders to better reflect our business focus. As a result of our recent acquisition of EXAM USA, Inc., a Delaware corporation, we have changed our business focus.  We are now the owner and operator of pachinko parlors in Japan, and we believe our name should be changed to more particularly identify our company with our operations in Japan.

Effect of the Name Change

The voting and other rights that accompany the Company’s common stock will not be affected by the change in our corporate name.  In connection with our name change, we will obtain both a new trading symbol and new CUSIP number.

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of voting stock is required for the approval of the amendment to our Articles of Incorporation. We have obtained this approval through the written consent of stockholders holding a majority of the outstanding voting power of our outstanding capital stock. Therefore, a Special Meeting of the stockholders to approve the name change and the amendment to the Articles of Incorporation is unnecessary.

Proposal 2

AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE OUR AUTHORIZED SHARES OF COMMON STOCK FROM 1,333,333 SHARES TO 100,000,000 SHARES

On July 6, 2004, our Board of Directors voted unanimously to authorize and recommend that our stockholders approve a proposal to increase our authorized shares of Common Stock from 1,333,333 shares to 100,000,000 shares (the “Recapitalization”) by amending the Company’s Articles of Incorporation.  On July 6, 2004, stockholders holding a majority of our issued and outstanding voting capital stock approved by written consent the Recapitalization by adopting the amendment to our Articles of Incorporation.

Reason For Recapitalization

The Company proposes to utilize the additional shares of authorized Common Stock provided for by the Recapitalization, from time to time, as the need may arise, in connection with future opportunities for expanding the Company’s business through investments or acquisitions, equity financing, management incentive plans, employee benefit plans, and for other purposes. The Company currently has no immediate definitive plans to issue additional shares of capital stock.

Authorized but unissued shares of the Common Stock may be issued at such times, for such purposes and for such consideration as the Board of Directors may determine to be appropriate without further authority from the Company’s stockholders, except as otherwise required by applicable corporate law or stock exchange policies.

Effect of Recapitalization

The Recapitalization will effect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in us or proportionate voting power, unless and until additional shares of Common Stock authorized through the amendment are issued.

The Recapitalization will have the following effects upon the shares of our Common Stock outstanding and the number of authorized and unissued shares of our Common Stock:

•                  The number of shares of our capital stock owned by each stockholder will remain the same;

•                  The number of shares of Common Stock we are authorized to issue will increase to 100,000,000 shares;

•                  The par value of the Common Stock will remain $0.01 per share; and

•                  The stated capital on our balance sheet attributable to the Common Stock will remain the same, as will the additional paid-in capital account.

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of voting stock is required for the approval of the Recapitalization and amendment to our Articles of Incorporation. We have obtained this approval through the written consent of stockholders holding a majority of the outstanding voting power of our outstanding capital stock. Therefore, a Special Meeting of the stockholders to approve the Recapitalization and the amendment to the Articles of Incorporation is unnecessary.

Manner of Effecting the Recapitalization.

The Recapitalization will be effected by the filing of the Certificate of Amendment to our Aricles of Incorporation with the Secretary of the State of Nevada. The Recapitalization will become effective on the Effective Date.

No Rights of Appraisal.

Under the laws of Nevada, our dissenting stockholders are not entitled to appraisal rights with respect to the amendment to effect the Recapitalization, and we will not independently provide our stockholders with any such right.

Certain Federal Income Tax Consequences.

We believe that the federal income tax consequences of the Recapitalization to holders of our Common Stock will be as follows:

•                  No gain or loss will be recognized by a stockholder upon the Effective Date of the Recapitalization.

•                  The aggregate tax basis of shares of our Common Stock will not be effected by the Recapitalization.

•                  The holding period of shares of our Common Stock after the Recapitalization will remain the same as the holding period prior to the Recapitalization.

Our beliefs regarding the tax consequence of the Recapitalization are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.

This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident foreign individuals, broker-dealers and tax exempt entities.

The state and local tax consequences of the Recapitalization may vary significantly as to each stockholder, depending upon the state in which he or she resides.

The foregoing summary is included for general information only. Accordingly, stockholders are urged to consult their own tax advisors with respect to the Federal, State and local tax consequences of the Recapitalization.

Proposal 3

AMENDMENT TO SECTION 2.01 OF OUR BYLAWS

On July 6, 2004, our Board of Directors voted unanimously to authorize and recommend that our stockholders approve a proposal to amend Section 2.01 of the Company’s Bylaws to read as follows:

“Section 2.01 Number, Tenure, and Qualifications.  Except as otherwise provided herein, the Board of Directors of the corporation shall consist of at least three (3) persons.  The number of directors may be established and changed from time to time by resolution adopted by the Board of Directors of the Corporation without amendment to these Bylaws or the Articles of Incorporation; provided that no resolution shall have the effect of reducing the number of directors to less than 3.  Each director shall hold office until his or her successor shall be elected or appointed and qualified or until his or her earlier death, retirement, disqualification, resignation or removal.  No reduction of the number of directors shall have the effect of removing any director prior to the expiration of his or her term of office.  No provision of this Section shall be restrictive upon the right of the Board of Directors to fill vacancies or upon the right of the stockholders to remove directors as is hereinafter provided.”

On July 6, 2004, stockholders holding shares of capital stock representing in excess of two-thirds (2/3rds or 66.67%) of the outstanding voting power of the Company approved by written consent the amendment to Section 2.01 of our Bylaws.  Section 8.01 of our Bylaws required the affirmative vote of two-thirds (2/3rds) of the capital stock of the Company to amend our Bylaws.

Reason for the Amendment

Both Article V of our Articles of Incorporation and the former Section 2.01 of our Bylaws provide that the number of directors constituting our Board of Directors shall be at least three (3).  Article V of our Articles of Incorporation provides that the number of directors may be changed from time to time in such manner as shall be provided in the Bylaws.  The former Section 2.01, however, did not set forth a mechanism for changing the number of directors.  Our board of directors and stockholders holding a two-thirds (2/3rds) of the voting power of the Company believe that amending Section 2.01 to set forth the mechanism for increasing and decreasing the number of directors is in the best interests of the Company and our stockholders.  Directors will continue to be elected annually at our stockholder meetings.

Vote Required

The affirmative vote of the holders of two-thirds (2/3rds) of the outstanding shares of voting stock is required for the approval of the amendment to our Bylaws. We have obtained this approval through the written consent of stockholders holding in excess of two-thirds (2/3rds) of the outstanding voting power of our outstanding capital stock. Therefore, a Special Meeting of the stockholders to approve the amendment to Section 2.01 of our Bylaws is unnecessary.

ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance with the requirements thereof, file reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). Copies of these reports, proxy statements and other information can be obtained at the SEC’s public reference facilities at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C., 20549. Additionally, these filings may be viewed at the SEC’s website at http://www.sec.gov.

If you have any questions about the actions described in this Information Statement, you may contact Haruo (Henry) Miyano, Secretary, at 5902 Bolsa Avenue, Suite 108, Huntington Beach, California 92649, telephone number (714) 895-7772.

Pursuant to the requirements of the Exchange Act of 1934, as amended, the Registrant has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Haruo Miyano
Haruo Miyano, Secretary

EXHIBIT A

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.               Name of Corporation:   OLYMPIC ENTERTAINMENT GROUP, INC.

2.               The articles have been amended as follows (provide article numbers, if available):

A.           Article 1 of the Articles of Incorporation is amended to read as follows:

“ARTICLE I, NAME, The name of the corporation shall be:  EXAM USA, INC.”

B.             Article IV, Section 1, of the Articles of Incorporation, amended August 11, 1994, is amended to read as follows:

“Section 1.  Authorized Shares.  The authorized capital stock of the Corporation is one hundred million (100,000,000) shares of Common Stock at a par value of $0.01 per share and shall be voting stock; and five million (5,000,000) shares of preferred stock, $0.01 par value and which may be, at the discretion of the Board of Directors, issued in alphanumeric series with the rights and preferences designated at the time of the issue by the Board of Directors.

3.               The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:  1,800,000 shares of Series E Convertible Preferred stock, representing 95% of the corporation's voting power.

4.               Effective date of filing (optional):              N/A

(must not be later than 90 days after the certificate is filed)

5. Officer Signature (required):	/s/ Akinori Hirabayashi
Akinori Hirabayashi, Vice President

/s/ Haruo Miyano
Haruo Miyano, Secretary